UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2015

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-7885	52-0898545
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Universal Security Instruments, Inc. (the “Company”) was held on October 13, 2015. The matters submitted to the stockholders for a vote were: (i) the election of one director; (ii) a non-binding resolution approving the compensation of the executive officers named in the proxy statement; and (iii) the authorization of the Company’s Board of Directors to accept the selection by the Audit Committee of an outside auditing firm for the Company’s 2016 fiscal year.

Of the 2,312,887 shares entitled to notice of and to vote at the meeting, 2,061,601 shares (or 89.14% of the total shares) were represented at the meeting.

(i)	The nominee submitted for election as director was Ronald A. Seff, M.D., for a term of three years, as described in the Proxy Statement distributed to stockholders in connection with the meeting. The following are the voting results (in number of shares) with respect to the election of directors:

Name	For	Withhold	Abstain	Broker Non-Votes
Ronald A. Seff, M.D.	535,930	319,345	0	1,206,326

As a result, the nominee was elected. Ira F. Bormel, Harvey B. Grossblatt and Cary Luskin were not up for re-election and continue in office as Directors after the Meeting.

(ii)	The results of the vote on the non-binding resolution approving the compensation of the executive officers named in the proxy statement were as follows:

For	Against	Abstain	Broker Non-Votes
489,163	327,261	38,851	1,206,326

As a result, the resolution was approved.

(iii)	The results of the vote on the proposal to authorize selection of an auditor were as follows:

For	Against	Abstain	Broker Non-Votes
2,029,478	22,115	10,008	0

As a result, the proposal was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: October 16, 2015	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President

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